UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
 ________________________________
 FORM 8-K
________________________________
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 6, 2026

PROG HOLDINGS, INC.
(Exact name of Registrant as Specified in Charter)

Georgia	1-39628	85-2484385
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

256 W. Data Drive	Draper,	Utah	84020-2315
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code: (385) 351-1369
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
    Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
    ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
    ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
    ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
    ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.50 Par Value	PRG	New York Stock Exchange
    Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
    Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02.     DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
On May 7, 2026, PROG Holdings, Inc. (the "Company") announced that the Company's Board of Directors (the "Board") has elected Steven A. Michaels, the Company's President and Chief Executive Officer, to the additional position of Chairman of the Board, effective immediately. Mr. Michaels succeeds Ray M. Robinson, who has been appointed Lead Independent Director.
A copy of the Company's press release announcing these Board leadership changes is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
In addition, the Company's Board of Directors awarded Mr. Michaels a one-time special equity grant (the "Award") consisting of $5 million in restricted stock units that will vest ratably on the third, fourth and fifth anniversaries of the grant date. The Award reflects the Board's desire to retain Mr. Michaels as the President and Chief Executive Officer of the Company and recognize his leadership in positioning the Company for future success. Under his leadership, Mr. Michaels has built an outstanding management team, delivered strong financial performance and made important strategic investments to meaningfully grow the Company's ecosystem of payment solutions and diversify its product portfolio. The Board believes the design of the Award, coupled with the Company's stock ownership policy, promotes further alignment of Mr. Michaels' compensation with long-term shareholder value creation.
The foregoing summary of the Award is qualified in all respects by reference to the text of the award agreement that governs the Award, the form of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
ITEM 5.07.     SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS
On May 6, 2026, the Company held its 2026 annual meeting of shareholders (the "Annual Meeting") in Salt Lake City, Utah. As of March 9, 2026, the record date for the Annual Meeting, there were 40,058,369 shares of the Company's common stock outstanding and entitled to vote at the Annual Meeting. A total of 36,885,068 shares of the Company's common stock were represented at the Annual Meeting in person or by proxy, which was 92% of the aggregate number of shares of common stock outstanding and entitled to vote at the Annual Meeting. At the Annual Meeting, the Company's shareholders took the actions listed below and elected each of the director nominees to serve as directors until the expiration of such director's term at the Company's 2027 annual meeting of shareholders and until such director's successor is duly elected and qualified, or until such director's earlier resignation, removal from office or death, having cast the following votes:
Proposal 1 – Election of directors

	For	Against	Abstain	Non-Votes
Douglas C. Curling	33,175,505	1,685,740	73,786	1,950,037
Cynthia N. Day	31,924,829	2,951,953	58,249	1,950,037
Curtis L. Doman	34,323,308	538,456	73,267	1,950,037
Robert K. Julian	33,452,270	1,409,067	73,694	1,950,037
Ray M. Martinez	33,377,847	1,477,068	80,116	1,950,037
Steven A. Michaels	33,375,195	1,486,572	73,264	1,950,037
Daniela Mielke	34,326,307	545,042	63,682	1,950,037
Ray M. Robinson	32,364,633	2,489,665	80,733	1,950,037
Caroline S. Sheu	33,317,940	1,536,952	80,139	1,950,037
James P. Smith	31,446,271	3,415,068	73,692	1,950,037

Proposal 2 – Approval of a non-binding resolution to approve the Company’s executive compensation

For	Against	Abstain	Non-Votes
31,949,347	2,782,090	203,594	1,950,037
Proposal 3 – Ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for 2026

For	Against	Abstain	Non-Votes
34,859,061	1,954,579	71,428	—
Proposal 4 – Amendment to the PROG Holdings, Inc. Amended and Restated 2015 Equity and Incentive Plan

For	Against	Abstain	Non-Votes
31,505,553	3,224,113	205,365	1,950,037
ITEM 8.01.     OTHER EVENTS
On May 6, 2026, the Company announced that the Board has declared a quarterly cash dividend of $0.14 per share of common stock. The dividend will be payable on June 2, 2026 to shareholders of record as of May 19, 2026.
A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.
ITEM 9.01.     FINANCIAL STATEMENTS AND EXHIBITS
(d)    Exhibits:

Exhibit No.	Description

10.1	Form of Restricted Stock Unit Award Agreement
99.1	Press Release, dated May 7, 2026, Regarding Board Leadership Changes
99.2	Press Release, dated May 6, 2026, Regarding Dividend Declaration
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROG Holdings, Inc.
		By:	/s/ Todd King
Date:	May 7, 2026		Todd King Chief Legal and Compliance Officer